UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 29, 2010 (January 25, 2010)
Travelport Limited
(Exact name of Registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation)	333-141714 (Commission File No.)	98-0505100 (I.R.S. Employer Identification Number)
405 Lexington Avenue
New York, NY 10174
(Address of principal executive office)
Registrant’s telephone number, including area code (212) 915-9150
N/A

(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
In connection with the previously announced proposed initial public offering of Travelport Holdings (Jersey) Limited (“Travelport Holdings”) (to be re-registered as a public limited company and renamed Travelport plc), which is anticipated to become the parent company of Travelport Limited, to institutions in the United Kingdom and eligible institutional investors internationally (“the Offering”), on January 25, 2010, the Board of Directors of Travelport Limited (on its own behalf and on behalf of its indirect, wholly-owned subsidiary, Travelport International Limited (“Travelport International”)), and on January 26, 2010, the Board of Directors of Travelport Holdings, as appropriate, approved new employment agreements to be entered into with each member of Travelport’s Senior Leadership Team, including Jeff Clarke, President and Chief Executive Officer; Philip Emery, Chief Financial Officer; Gordon Wilson, Deputy Chief Executive Officer of Travelport and President and Chief Executive Officer of Travelport GDS; Kenneth Esterow, President and Chief Executive Officer of GTA; and Eric J. Bock, Executive Vice President, Chief Administrative Officer and General Counsel, each of which is subject to and effective upon the completion of the Offering. The material changes to their existing employment agreements are set forth as follows:
•	Split Contracts (Messrs. Clarke, Emery and Wilson)

Mr. Clarke’s contract will be split between an employment agreement relating to his duties as President and Chief Executive Officer of Travelport and an executive director letter of appointment, in each case with Travelport Holdings. Mr. Emery’s contract will be split among an employment agreement with Travelport Holdings relating to his duties as Chief Financial Officer of Travelport, an executive director letter of appointment with Travelport Holdings, and an employment agreement with Travelport International relating to his duties as Chief Financial Officer of Travelport GDS. Mr. Wilson’s contract will be split among an employment agreement with Travelport Holdings relating to his duties as Deputy Chief Executive Officer of Travelport, an executive director letter of appointment with Travelport Holdings, and an employment agreement with Travelport International relating to his duties as President and Chief Executive Officer of Travelport GDS. Mr. Bock’s employment agreement will be with Travelport Holdings, and Mr. Esterow’s employment agreement will remain with Travelport Limited.

•	Term; Additional Equity Acceleration (Messrs. Clarke, Bock and Esterow)

Messrs. Clarke, Bock and Esterow have an initial term of 18 months following the completion of the Offering. If any of Messrs. Clarke, Bock or Esterow choose not renew their employment agreement after this initial term, he may resign (with at least 90 days notice) as the result of a Constructive Termination under the employment agreement and receive the severance amounts set forth in the employment agreement. In addition, in the event of any termination due to death or Disability, without Cause, or as the result of a Constructive Termination, he will receive full vesting (at target) of any unvested equity that was issued on or before the completion of the Offering.

•	Equity Acceleration for “good leavers” (Messrs. Clarke, Emery, Wilson, Esterow and Bock)

Except as set forth immediately above, in the event of any of Messrs Clarke, Emery, Wilson, Esterow or Bock ceases employment with the Company as a “good leaver”, e.g. a termination without cause or a resignation as the result of a Constructive Termination or fundamental breach of contract, the executive will receive vesting of the awards granted pursuant to any equity plan of the Company, in each case as, and to the extent, described in the documentation related to such awards; provided that such vesting will not be less favorable to him than (1) in the case of an award which vests, in whole or in part, on the basis of performance, the portion of such award which would have vested assuming (i) that his employment continued for 18 months following the termination of his employment, (ii) that the award vests rateably on a monthly basis over the remainder of the performance period (and beginning on the prior vesting date), and (iii) performance at target, and (2) in the case of an award which vests solely on the basis of continued employment, the portion of the award that would have vested assuming (i) that his employment continued for 18 months following the date of termination of his employment, and (ii) that the award vests rateably on a monthly basis over the vesting period, provided that nothing will restrict the ability of the Board to grant more favorable vesting terms for awards under any equity plan of the Company to him.

•	Acceleration of Equity as the Result of a Post-Offering Change-in-Control (Messrs. Clarke, Emery, Wilson, Esterow and Bock)

In the event that a change in control of the Company occurs during the term of any of Messrs. Clarke, Emery, Wilson, Esterow or Bock’s employment, he will be entitled to vesting of any unvested equity-based awards then held by him with respect to the Company or its affiliates as, and to the extent, described in the definitive documentation related to such awards, provided that such vesting will be no less favorable than (i) with respect to any unvested awards granted pursuant to the TDS Investor (Cayman) L.P. 2006 Interest Plan or any unvested awards granted pursuant to the Company’s plan adopted in connection with (and contingent upon) the completion of the Offering, he will be entitled to full and immediate vesting of all such awards and (ii) with respect to any other unvested awards granted on or subsequent to the Offering, he will be entitled to (A) in the case of an unvested award which vests, in whole or in part, on the basis of performance, vesting at target, and (B) in the case of an unvested award which vests solely based upon the passage of time and continued employment, full and immediate vesting of such award; provided that nothing will restrict the ability of the Board to grant more favorable vesting terms for awards under any equity plan of the Company to him.

•	Tax Equalization (Messrs. Clarke, Emery, Wilson, Esterow and Bock)

The Company has agreed that it will tax equalize each of Messrs. Clarke, Emery, Wilson, Esterow and Bock for any non-home country taxes incurred as the result of his duties with the Company.
Forms of these employment agreements will be filed as exhibits to the annual report to be filed for the year ended December 31, 2009.
In addition, on January 25, 2010, our Board of Directors approved a special bonus to be paid to Eric Bock, our Executive Vice President, Chief Administrative Officer and General Counsel in the amount of $100,000.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAVELPORT LIMITED
By:	/s/ Eric J. Bock
Eric J. Bock
Executive Vice President, Chief Administrative Officer and General Counsel

Date: January 29, 2010